Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85834) pertaining to Children’s Place Retail Stores, Inc. of our report dated June 27, 2008, with respect to the financial statements and supplemental schedule of The Children’s Place 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
June 27, 2008